Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Jurisdiction of Organization

Solera Holdings, Inc.	Delaware

Audatex Holdings, LLC	Delaware

Audatex Holdings, Inc.	Delaware

Audatex North America, Inc.	Delaware

Hollander, Inc.	Delaware

Solera, Inc.	Delaware

Solera Integrated Medical Solutions, Inc.	Delaware

Claims Services Group, Inc.	Delaware

Collision Repair Business Management Services, LLC	Delaware

Property Claims Services, Inc.	Delaware

Audatex Canada Holdings, Inc.	Delaware

Audatex Canada, ULC	Canada

Audatex Holdings II S.ar.l.	Luxembourg

Audatex Holdings III B.V.	The Netherlands

Audatex Holdings IV B.V.	The Netherlands

Solera Nederland Holding B.V.	The Netherlands

Solera Nederland B.V.	The Netherlands

Audatex Network Services Netherlands B.V.	The Netherlands

OOO Audatex	Russia

Subsidiary	Jurisdiction of Organization

Audatex Holdings GmbH	Switzerland

Audatex Solutions Private Limited	India

Audatex Portugal Peritagens Informatizadas Derivadas de Acidentes, S.A.	Portugal

Audatex Deutschland GmbH	Germany

Audatex (UK) Limited	United Kingdom

Audatex Italia s.r.l.	Italy

Audatex Daten Internationale Datenentwicklungs GmbH	Germany

Audatex GmbH	Switzerland

Audatex Schweiz GmbH	Switzerland

Informex S.A.	Belgium

Audatex Systems s.r.o.	The Czech Republic

ArgeMu Holding GmbH	Germany

LLC Audatex Ukraine	Ukraine

Audatex Brasil Serviços Ltda	Brazil

Sidexa S.A.	France

Audatex Espana S.A.	Spain

Audatex Magyarorszag Kft.	Hungary

SSH - Polska Sp. z.o.o.	Poland

KTI Kraftfahrzeugtechnisches Institut und Karosseriewerkstatte GmbH & Co KG	Germany

Audatex Polska Sp. z.o.o.	Poland

EXSOFT GmbH	Germany

HADAKON Kommunikations-Systeme GmbH	Germany

Subsidiary	Jurisdiction of Organization

Audatex Développement France SAS	France

Audatex Datos Espana S.A.	Spain

Audatex Österreich Gesellschaft m.b.H.	Austria

Audatex SA (Pty.) Ltd.	South Africa

Audatex LTN S. de R.L. de C.V.	Mexico

Audatex Services SRL	Romania

Audatex Systems GmbH	Switzerland

Audatex Slovakia s.r.o.	Slovakia

Audatex Servicios Corporativos, S.A.	Mexico

Audatex Information Systems (Shanghai) Co., Ltd.	China

Cato berichtendienst B.V.	The Netherlands

Audatex Japan Co. Ltd.	Japan

Audatex Australia Pty Ltd.	Australia

Audatex Systems Bilgi Teknolojileri Hizmetleri Limted Sirketi	Turkey